SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)   February 19, 1998
                                                   -----------------------------




                             Base Ten Systems, Inc.
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               (Exact Name of Registrant as Specified in Charter)



         New Jersey                     0-7100              22-1804206
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(State of Other Jurisdiction            (Commission         (I.R.S. Employer
  Of Incorporation)                     File Number)        Identification No.)




One Electronics Drive, Trenton, New Jersey                       08619
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(Address of Principal Executive Offices)                      (Zip Code)




Registrant's telephone number, including area code            (609)586-7010
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Inapplicable
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(Former Name of Former Address, if Changed Since Last Report)



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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.  Acquisition or Disposition of Assets.

                  (a) On February 19, 1998, Base Ten Systems, Inc. (the "Company"), Base Ten FlowStream, Inc., a wholly owned subsidiary of the Company (the "Subsidiary"), and Consilium, Inc. ("Consilium") entered into an Asset Purchase Agreement (the "Agreement"). Pursuant to the Agreement, the Subsidiary purchased from Consilium certain assets (the "Assets") relating to Consilium's business of developing, producing, manufacturing and selling manufacturing execution systems under the trademark of "FlowStream" for healthcare products (pharmaceutical, medical device and biotechnology) and chemical industries (the "Business"); The Subsidiary assumed certain obligations of Consilium relating to the Assets, but did not assume any obligations arising under customer contracts for prepaid maintenance in excess of an aggregate of $1.2 million.

         Pursuant to the Agreement, the Subsidiary agreed to pay to Consilium amounts equal to 20% of all annual revenue in excess of $3.2 million recognized on the books of the Subsidiary from the licensing of the "FlowStream" manufacturing execution system, for the remainder of the 1998 calendar year following the date of the Agreement and for the entire 1999 calendar year; Consilium granted the Subsidiary a worldwide, royalty-free, non-transferable (except with substantially all of the assets of the Business) license to the exclusive use of four U.S. patents and one foreign patent (for the respective lives of the patents), without the right to sublicense, for developing, producing, manufacturing and selling manufacturing execution systems relating to the Business; Consilium agreed not to compete, directly or indirectly, in the Business until the third anniversary of the Agreement; The Subsidiary and the Company agreed to indemnify Consilium for the breach of certain representations, warranties, covenants, agreements or obligations made by the Subsidiary and the Company in the Agreement.

         The purchase price for the Assets was $1.5 million in cash (the "Purchase Price"), of which $1,350,000 was paid on the date of the Agreement and $150,000 of which is to be paid within 90 days after the date of the Agreement, subject to certain indemnification claims. The Company made a capital contribution to the Subsidiary in the amount of the Purchase Price; The Company utilized available funds to make the capital contribution to the Subsidiary. The Purchase Price was determined based upon arm's length negotiations, taking into consideration a $500,000 net book value of certain fixed assets included among the Assets.

         No material relationship exists between Consilium and the Company, the Subsidiary or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.

                  (b) The Assets include certain equipment and other physical property which were utilized by Consilium in connection with the operation of the Business. The Subsidiary intends to continue to use the Assets in connection with the operation of the Business.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                  (a) Financial Statements.

                  The financial statements required by Item 7(a) of the Form 8-K are not included in this Report. The Company intends to file the required financial statements by amendment to this Report not later than 60 days after the date of this Report.

                  (b) Pro Forma Financial Information.

                  The pro forma financial information required by Item 7(b) of the Form 8-K is not included in this Report. The Company intends to file the required pro forma financial information by amendment to this Report not later than 60 days after the date of this Report.

                  (c) Exhibits.

                  Exhibit 2(b)  Asset  Purchase   Agreement   dated  as  of
                                February   19,   1998  by  and  among  Base  Ten
                                FlowStream, Inc., Base Ten Systems, Inc. and Consilium, Inc.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 1998

                                                  BASE TEN SYSTEMS, INC.



                                              By: THOMAS E. GARDNER
                                                  ----------------------------
                                                  Thomas E. Gardner
                                                  Chief Executive Officer